Exhibit 23.1


                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report dated August 31, 2001, incorporated by reference in Financial Federal Corporation's Annual Report on Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-1240, 33-32519, 333-50962 and 333-56651.



/s/ Arthur Andersen LLP
August 31, 2001

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